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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 20, 1996


                           GENERAL ELECTRIC COMPANY
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        New York                   1-35                 14-0689340
    ---------------           -------------         ------------------
    (State or other            (Commission            (IRS Employer
    jurisdiction of            File Number)        Identification No.)
     incorporation)


        3135 Easton Turnpike, Fairfield, Connecticut         06431
        --------------------------------------------         ------
          (Address of principal executive offices)         (Zip Code


      Registrant's telephone number, including area code  (203) 373-2211
                                                          --------------

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Item 5.   Other Events

      The registrant announced that on December 19, 1996, GE's Board of Directors voted to increase the Company's quarterly dividend, increase and extend its share repurchase program, and recommend a two-for-one split of GE stock. These Board actions:

      * Increased the Company's quarterly dividend by 13% to 52 cents per share. The dividend declared on December 19 is payable on January 27, 1997, to share owners of record at the close of business on December 31, 1996.

      * Increased GE's share repurchase program from $9 billion to $13 billion and extended the program through 1998.

      * Recommended for approval at the April 23, 1997 Annual Share Owners Meeting a two-for-one split of GE's common stock.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

          Exhibits:
          --------
          (99) Press release, dated December 19, 1996, issued by General Electric Company

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GENERAL ELECTRIC COMPANY



                                    By Philip D. Ameen
                                       ----------------------------
                                       Vice President and Comptroller

Date:  December 20, 1996